Exhibit 3.24(b)

Sec. 180.1006 Wis. Stats.	State of Wisconsin DEPARTMENT OF FINANCIAL INSTITUTIONS Division of Corporate & Consumer Services

ARTICLES OF AMENDMENT—STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is:

The Polacheck Company, Inc.

(Enter Corporate Name)

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

Article 7. The number of directors constituting the Board of Directors may be fixed by by-law but shall not be less than two (2).

FILING FEE - $40.00 See instructions, suggestions and procedures on following pages.

DFI/CORP/4(R02/05/04) Use of this form is voluntary.	1 of 3

B. Amendment(s) adopted on June 1, 2010

(Indicate the method of adoption by checking (X) the appropriate choice below.)

☐ In accordance with sec. 180.1002, Wis. Stats. (By the Board of Directors)

OR

☒ accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

☐ In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on	June 1, 2010	/s/ Brian D. McAllister
	(Date)	(Signature)

Title:  ☐     President  ☐     Secretary

or other officer title	Senior Vice President	Brian D. McAllister
(Printed name)

This document was drafted by	This document is not executed in Wisconsin.
(Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Slats. for document content)

Submit one original and one exact copy to Dept. of Financial Institutions, P 0 Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 payable to the department. Filing fee is non-refundable. (If sent by Express or Priority U.S. mail, address to 345 W. Washington Ave., 3 Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. NOTICE: This form may be used to accomplish a filing required or permitted by statute to be made with the department. Information requested may be used for secondary purposes. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

DFI/CORP/4(R02/05/04) Use of this form is voluntary.	2 of 3